EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Spartan Stores, Inc. on Form S-3 of our report dated June 14, 2000, appearing in the Annual Report on Form 10-K of Spartan Stores, Inc. for the year ended March 25, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

January 12, 2001